EXHIBIT 10.76

                         PARTIAL RELEASE OF MORTGAGE

      IGI, Inc., a Delaware Corporation, as Mortgagor (hereinafter referred to as the "Mortgagor") by a Opened-Ended Mortgage, Security Agreement and Assignment of Leases and Rents dated October 29, 1999, and recorded on November 4, 1999 in the Office of the County Recorder of Atlantic County, New Jersey, in Mortgage Book 7182, Page 312 (hereinafter referred to as the "Mortgage"), granted and conveyed to American Capital Strategies, Ltd., a Delaware Corporation, its successors and assigns (hereinafter referred to as the "Mortgagee"), each and all of the premises described in the Mortgage (hereinafter referred to as the "Mortgaged Property"), to secure payment for any and all indebtedness incurred by Mortgagor under, pursuant to, evidenced by, in conjunction with and/or as otherwise provided for by the terms of a certain Note and Equity Purchase Agreement dated October 29, 1999, between Mortgagor and Mortgagee (hereinafter referred to as the "Purchase Agreement"), as well as any and all obligations of Mortgagor under, by, pursuant to, arising from and/or otherwise evidenced by the Purchase Agreement, the Mortgage and/or any and all other documents as executed by Mortgagor in accordance with the terms thereof.

      Mortgagee has agreed at Mortgagor's request to release a part of the Mortgaged Property from the lien of the Mortgage, and Mortgagor requests the Mortgagee to release form the lien of the Mortgage that portion of the Mortgaged Property specifically described in Schedule A annexed hereto.

      In consideration of the sum of $10.00, as well as other good and valuable consideration, the receipt and sufficiency of which is acknowledged, Mortgagee releases to the Mortgagor, its successors and assigns, all that premises described in Schedule A annexed hereto, together with all improvements, privileges, rights, easements and appurtenances thereto, from the lien of the Mortgage and from any and all covenants, interests and/or rights created by the Mortgage.

      PROVIDED, however, that nothing contained in this Partial Release of Mortgage shall in any way affect, alter, or diminish the lien or encumbrance of the Mortgage on the remaining part of the Mortgaged Property, or the remedies at law for recovering against the Mortgagor, its successors or assigns, for any and all outstanding indebtedness by Mortgagor under the Mortgage and/or Purchase Agreement.


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      The Mortgage as it relates only to the premises described in Schedule
A annexed hereto has been RELEASED and now may be discharged of record.
This means that this Mortgage is now cancelled and void as it relates only to the premises described in Schedule A annexed hereto.

      This Partial Release of Mortgage is hereby signed and sealed on this 22 day of February 2002.


Attest:                                AMERICAN CAPTIAL STRATEGIES, LTD

                                       By: /s/ Kenneth E. Jones
------------------------- , Secretary          Kenneth E. Jones
                                               Vice President

SEAL


STATE OF New Jersey)
                   ) SS:
COUNTY OF Atlantic )

      BE IT REMEMBERED, that on this 22nd day of February 2002, before me the subscriber, a Notary Public of the State of New Jersey, personally appeared Kenneth E. Jones, who is the Senior Vice President of American Capital Strategies, Ltd., who I am satisfied is the person who signed this Partial Release of Mortgage, and he acknowledges under oath that he signed and delivered this Partial Release of Mortgage as an authorized agent of American Capital Strategies, Ltd., pursuant to the authority of the Board of Directors or such other appropriate authority as may be required, and that this Partial Release of Mortgage is the voluntary act and deed of American Capital Strategies, Ltd., made with all corporate formalities.


                                            /s/ Linda Hanson
                                            -------------------------
                                            Linda Hanson
                                            Notary Public of NJ
                                            Comm. Expires 1/26/2004
                                            ID # 2221492


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                                 SCHEDULE A

                              LEGAL DESCRIPTION

All that certain Lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Township of Buena Vista, County of Atlantic and State of New Jersey:

Beginning at the intersection of the centerlines of Lincoln Avenue (aka Atlantic County Route No. 655) and Wheat Road (aka Atlantic County Route No. 619) as widened to 35 feet from the centers of both; and extending thence

(1) North 88 degrees 40 minutes 00 seconds East, along the aforementioned centerline of Wheat Road, a distance of 109.96 feet to a point; thence

(2) South 01 degrees 20 minutes 00 seconds East, along the division line between Lot 1 and Lot 23.01 in Block 5501 (Tax Map), a distance of 410.00 feet to a point, said point being a corner common to Lot 23, Lot 23.01, and in the Northwest line of Lot 1, in said Block; thence

(3) North 43 degree 20 minutes 00 seconds West, along the division line between Lot 23 and Lot 23.01, in said Block, a distance of 378.27 feet to the aforementioned centerline of Lincoln Avenue; thence

(4) North 46 degrees 40 minutes 00 seconds East, along the same, a distance of 192.63 feet to the Point of Beginning.

Being Lot 23.01 as shown on "Plan of Minor Subdivision" of Block 5501, Lots
22.02 and 23 prepared by Stephen C. Martinelli, L.S., LLC, Ocean View, New Jersey, dated August 10, 2001, revised through October 15, 2001 to be filed by Deed.

TOGETHER with the right to a Driveway Basement over Lot 23 as shown on above referenced Plan for the benefit of Lot 23.01

NOTE: Being Lot(s) 23.01, Block 5501, Tax Map of the Township of Buena Vista, County of Atlantic.

Being part of the same land and premises conveyed to IGI, Inc., a Delaware Corporation, by deed from Immunogenetics, Inc., a Delaware Corporation, dated 10/28/1999 and recorded 11/3/1999 in the Atlantic County
Clerk/Register's Office in Deed Book 6577, Page 133.


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